UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2015

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	78402 (Zip Code)

(361) 883-5591
 (Registrant’s Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2015, TOR Minerals International, Inc. (the “Company”) entered into the fifth amendment (the “Amendment”) to the loan agreement with American Bank, N.A. (the “Lender”).  Under the terms of the Amendment, which has an effective date of May 15, 2015, the Lender extended the maturity date on the line of credit to October 15, 2016 and added a commitment fee equal to one quarter of one percent (0.25%) per annum of the difference between (i) the total amount for which the Lender was committed to advance on the line of credit hereunder during the preceding three months and (ii) the average daily principal amount outstanding and owing by the Company on the line of credit during such period.

In addition, the Company and the Lender entered into the third amendment relating to the revolving credit promissory note for the purpose of extending the maturity date of the $2 million line of credit from October 15, 2015, to October 15, 2016.

All other terms of the agreements remained unchanged.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number 10.1 10.2	Description Fifth Amendment to Loan Agreement with American Bank Allonge and Amendment No. Three to the Revolving Credit Promissory Note with American Bank
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 26, 2015	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1 10.2	Description Fifth Amendment to Loan Agreement with American Bank Allonge and Amendment No. Three to the Revolving Credit Promissory Note with American Bank

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